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                                   EX-99.B10

                        Opinion and Consent of Counsel
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                      [MORRISON & FOERSTER LLP LETTERHEAD]





                                January 30, 1998


The Griffin Funds, Inc.
5000 Rivergrade Road
Irwindale, California  91706

     Re:  Post-Effective Amendment No. 13 to
          The Griffin Funds, Inc. Registration Statement on Form N-1A
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Gentlemen:

     We refer to Post-Effective Amendment No. 13 and Amendment No. 16 to the Registration Statement on Form N-1A (SEC File Nos. 33-67148 and 811-7948) (the "Registration Statement") of The Griffin Funds, Inc. (the "Company") relating to the registration of an indefinite number of shares of common stock of the Company's nine portfolios, namely the Griffin Money Market Fund, Griffin Tax-Free Money Market Fund, Griffin Short-Term Bond Fund, Griffin U.S. Government Income Fund, Griffin Municipal Bond Fund, Griffin California Tax-Free Bond Fund, Griffin Bond Fund, Griffin Growth & Income Fund and Griffin Growth Fund (collectively, the "Shares").

     We have been requested by the Company to furnish this opinion as Exhibit 10 to the Registration Statement.

     We have examined documents relating to the organization of the Company and its series and the authorization and issuance of shares of its series. We have also made such inquiries of the Company and examined such questions of law as we have deemed necessary for the purpose of rendering the opinion set forth herein. We have also assumed the genuineness of all signatures and authenticity of all items submitted to us as originals and the conformity with all items submitted to us as copies.

     Based upon and subject to the foregoing, we are of the opinion that:

      The issuance and sale of the Shares by the Company has been duly and validly authorized, and assuming delivery by sale or in accord with the Company's dividend reinvestment plan in accordance with the description set forth in the Funds' current prospectuses under the Securities Act of 1933, as amended, the Shares will be legally issued, fully paid and nonassessable by the Company.
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     We consent to the inclusion of this opinion as an exhibit to the
Registration Statement.

     In addition, we hereby consent to the use of our name and to the reference to the our firm under the heading "Legal Counsel" in the Prospectuses and Statement of Additional Information, which are included as part of the Registration Statement.


                                          Very truly yours,

                                          /s/ MORRISON & FOERSTER LLP

                                          MORRISON & FOERSTER LLP